Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Computer Associates International, Inc.:

We consent to the use of our reports dated June 29, 2005, with respect to the consolidated balance sheets of Computer Associates International, Inc. and subsidiaries as of March 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended March 31, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2005, and the effectiveness of internal control over financial reporting as of March 31, 2005, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Our report dated June 29, 2005, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of March 31, 2005, expresses our opinion that Computer Associates International, Inc. did not maintain effective internal control over financial reporting as of March 31, 2005 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states: (i) the Company did not have policies and procedures over the accounting for credits attributable to software contracts executed under the Company’s prior business model that were sufficient to prevent or detect the improper accounting of credits initially established under side agreements entered into during fiscal years 1998 through 2001; and (ii) at March 31, 2005, the Company had an ineffective control environment in its Europe, Middle East and Africa (“EMEA”) region.

Our report dated June 29, 2005, on the consolidated financial statements and the related financial statement schedule contains two explanatory paragraphs. The first explanatory paragraph states that the consolidated financial statements as of March 31, 2004 and for each of the years ended March 31, 2004 and 2003 have been restated.  The second explanatory paragraph states that effective April 1, 2003, the Company adopted the fair value method of accounting provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure — an amendment of SFAS 123.”

/s/ KPMG LLP

New York, New York

July 15, 2005